UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 28, 2018
Allegiance Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040
(Address of Principal Executive Offices) (Zip Code)
(281) 894-3200
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

Indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 1, 2018, Allegiance Bancshares, Inc. ("Allegiance"), a Texas corporation and parent company of Allegiance Bank, completed the acquisition (the “Merger”) of Post Oak Bancshares, Inc. (“Post Oak”), a Texas corporation and parent company of Post Oak Bank, N.A., pursuant to the previously announced Agreement and Plan of Reorganization, dated April 30, 2018 (the “Agreement”). Immediately following the Merger, Post Oak Bank, N.A. was merged with and into Allegiance Bank.
Under the terms of the Agreement, each outstanding share of Post Oak was converted into the right to receive 0.7017 shares of Allegiance common stock, plus cash in lieu of any resulting fractional shares. All outstanding Post Oak options were assumed by Allegiance and converted using the 0.7017 exchange ratio. The press release issued by Allegiance announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, the Board of Directors ("Board") of Allegiance, upon recommendation from Allegiance's Corporate Governance and Nominating Committee, appointed Robert E. McKee III as a Class II Director of Allegiance and director of Allegiance Bank; Louis A. Waters, Jr. as a Class III Director of Allegiance; and Roland L. Williams as a Class I Director of Allegiance, as well as Executive Vice Chairman and a director of Allegiance Bank, each effective October 1, 2018. As of the date of this filing, Messrs. McKee, Waters and Williams have not been appointed to any of Allegiance’s committees.
In connection with the appointments of Messrs. McKee, Waters and Williams, Allegiance will enter into a Director and Officer Indemnification Agreement with each of Messrs. McKee, Waters and Williams, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Messrs. McKee and Waters will receive fees consistent with those fees received by the existing non-employee directors for service as a director of Allegiance. Mr. Williams will not receive compensation for serving as a director of Allegiance or Allegiance Bank. Since the beginning of the last fiscal year, there have been no related party transactions between Allegiance and Messrs. McKee, Waters or Williams that would be reportable under Item 404(a) of Regulation S-K.
In addition, on September 28, 2018, the Board of Allegiance received a written letter of resignation from Daryl D. Bohls stating that he resigned from the Board of Allegiance, effective as of that day. Mr. Bohls’ decision to resign as a Class I director from the Board was not a result of any dispute or disagreement with Allegiance. Mr. Bohls will continue in his position as Executive Vice President of Allegiance, as well as a director and Chief Credit Officer of Allegiance Bank.

Item 8.01    Other Events
On October 1, 2018, Allegiance announced the Board's approval of a stock repurchase program authorizing Allegiance to repurchase up to one million shares of its common stock expiring on October 31, 2019. A copy of the press release issued by Allegiance is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)           Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Reorganization, dated as of April 30, 2018 by and between Allegiance Bancshares, Inc. and Post Oak Bancshares, Inc. (incorporated herein by reference to Exhibit 2.1 to Allegiance's Form 8-K filed on May 1, 2018).

10.1	Form of indemnification agreement (incorporated herein by reference to Exhibit 10.4 to Allegiance's Registration Statement on Form S-1 (Registration No. 333‑206536)).
99.1	Press Release issued by Allegiance Bancshares, Inc. dated October 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: October 1, 2018	By:	/s/ George Martinez
George Martinez
Chairman and Chief Executive Officer